Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(a)Registration Statement (Form S-8 No. 333-221390) pertaining to the Funko, Inc. 2017 Incentive Award Plan,
(b)Registration Statements (Form S-8 Nos. 333-234456, 333-266175, 333-270186, 333-277757 and 333-285793) pertaining to the Funko, Inc. 2019 Incentive Award Plan, and
(c)Registration Statement (Form S-8 No. 333-279278) pertaining to the Funko, Inc. 2024 Inducement Award Plan of Funko, Inc.;

of our report dated March 7, 2024, with respect to the consolidated financial statements and financial statement schedule included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Seattle, Washington
August 7, 2025